CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100340, 333-106320 and 333-120649) of International Lease Finance Corporation of our report dated March 14, 2006, except for the effects of the restatement discussed in Note B to the consolidated financial statements, as to which the date is August 11, 2006, relating to the consolidated financial statements and our report dated March 14, 2006 relating to the financial statement schedule, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP
Los Angeles, California
August 11, 2006